Registration No. 33-64770

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

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PharmChem, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	77-0187280 (I.R.S. Employer Identification No.)
4600 North Beach Street Haltom City, Texas (Address of principal Executive Offices)	76137 (Zip Code)

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1988 INCENTIVE STOCK PLAN
1992 DIRECTOR OPTION PLAN
(Full title of the plan)

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David A. Lattanzio
Vice President and Chief Financial Officer
PharmChem, Inc.
4600 Beach Street
Haltom City, Texas 76137
(817) 605-5300
(Name, address and telephone number, including area code, of agent for service)

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DEREGISTRATION OF UNSOLD SECURITIES

            This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 33-64770) (the "Registration Statement") of PharmChem, Inc. (the "Registrant") which was filed with the Securities and Exchange Commission and became effective on June 21, 1993. The Registration Statement registered a total of 750,000 shares of the Registrant's common stock (the "Common Stock"), 500,000 for offering pursuant to the Registrant's 1988 Incentive Stock Plan and 250,000 for offering pursuant to the Registrant's 1992 Director Option Plan. As of the date of this Post-Effective Amendment No. 1 to the Registration Statement, 212,813 shares of the Common Stock registered under the 1992 Director Option Plan remain unsold, and no shares of the Common Stock registered under the 1988 Incentive Stock Plan remain unsold.

            The Registrant's board of directors unanimously approved plans to terminate the registration of the Common Stock under the Securities Exchange Act of 1934, as amended. In connection with the approval of those plans, the board of directors of the Registrant approved the termination of the offering pursuant to the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration the 212,813 shares of Common Stock of the Registrant registered but unsold under the Registration Statement as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Haltom City, State of Texas on March 23, 2004.

PHARMCHEM, INC.
By:
/s/ David A. Lattanzio David A. Lattanzio Vice President and Chief Financial Officer

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on March 23, 2004:

_____________________________________ Joseph W. Halligan, Director, President and Chief Executive Officer
_____________________________________ Richard D. Irwin, Director
_____________________________________ Stephen I. Schorr, Director
_____________________________________ Donald R. Stroben, Director